Consent


                                                 February 10, 2000.

     Re:  eAcceleration Corp.
     Registration Statement on Form SB-2
     Registration No. 333-90867
     --------------------------

To the Board of Directors of eAcceleration Corp.:

The undersigned hereby consents to the reference to the undersigned as director nominee of eAcceleration Corp. in the above-referenced registration statement and in all amendments and supplements thereto.


                                                    /s/ Michael J. Clementz
                                                    -----------------------
                                                    Michael J. Clementz